EXHIBIT 10 (bq)


                         THIRD MODIFICATION AGREEMENT

      This MODIFICATION AGREEMENT ("Modification") is entered into this 1st day of November, 2002 by and among Hallmark Finance Corporation as seller (the "Seller"), and FPF, Inc., ("FPF").

 WITNESSETH;

      WHEREAS, pursuant to that certain Sale and Assignment Agreement dated as of November 18, 1999 by and among the FPF and the Seller (the
 "Agreement"), FPF agrees to purchase, and Seller agrees to sell Eligible Premium; and

      WHEREAS,  Seller  and  FPF  have  entered  into  those  certain   other
 Modifications dated June 27, 2001 and December 11, 2001; and.

      WHEREAS, all capitalized terms used herein and not otherwise defined in the Agreement shall have the meaning set forth herein; and

      WHEREAS, Seller and FPF desire to modify and amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained in the Agreement, the parties hereto intending to be legally bound, hereby agree as follows:

      1. Term. The term "Term" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                   "Term" means the Term of this Agreement commencing on the Effective Date and, if not earlier terminated as provided in this Agreement, all new sales shall terminate on May
                   1, 2004. Upon written consent of both Seller and FPF prior to May 1, 2004, the term may be extended to May 1, 2005.

      2. Commitment Fee. The term "Commitment Fee" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                   "Commitment Fee" shall mean a commitment fee payable to FPF in an amount equal to the product of (a) the Unused Portion and (b) (i) if such Unused Portion is equal to or less than 20% of the Maximum Purchase Commitment, 0.25% per annum and (ii) if such Unused Portion is greater than 20% of the Maximum Purchase Commitment, 0.50% per annum.

      3. Interest Rate: The term "Interest Rate" as defined in Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                   "Interest Rate" shall be the greater of:

                   a.)  the Floor Rate of 5.75%; or

                   b.) the Prime Rate plus 1.00% per annum, so long as an Insurance Company Downgrade Event has not occurred; or

                   c.)  the  Prime  Rate  plus  1.50%  per  annum  upon   and
                        following the occurrence of an Insurance Company Downgrade Event.

      4. Insurance Company Downgrade Event. The term "Insurance Company Downgrade Event" is hereby defined as follows:

                   "Insurance Company Downgrade Event" shall mean the occurrence of Dorinco Reinsurance Company's Standard & Poor's or A.M. Best rating falling below "A" or American Hallmark Insurance Company of Texas's A.M. Best rating falling below "C+" (including any "NR" designation).

      5.   Sale of Conveyed Property.    The condition described in Section 2
           (c) (ii) of the Agreement is hereby amended in its entirety to read as follows:

                   (ii)  No  Material  Adverse Change  or  Insurance  Company
                      Downgrade Event has occurred;

      6.   Termination Fee:    The  term  "Termination  Fee"  as  defined  in
           Schedule A of the Agreement is hereby amended in its entirety to read as follows:

                   "Termination Fee" shall be $30,000 if Seller terminates this Agreement pursuant to Section 3 on or prior to May 1, 2003. If such termination occurs after May 1, 2003 but prior to November 1, 2003, the Termination Fee shall be $15,000. No Termination Fee shall be due after November 1, 2003.

      7. Insurance Company Concentration Limits: The concentration limits described in Schedule B Section A1 of the Agreement is hereby amended in its entirety to read as follows:

                   For Eligible Insurance Companies covered by the Texas insurance guaranty fund, the following allocations shall apply:

                                                          Maximum % of
                    Insurance Company's                 Eligible Premium
                    A.M. Best Rating                    Rec. per Carrier
                    -------------------                 ----------------
                    "A" or better                           no limit

                    "A-" or "B++"                            25.0%

                    "B+", "B" or "B-"                         5.0%

                    All others*                               0.0%

                    *Note:  under "all others" above, "C," "D," "E," "F,"
                                 "N/F," "S" are not eligible.


                   Exception: The financed policies are issued by State and County Mutual Fire Insurance Company ("S&C"). S&C acts as a "fronting" company and cedes 100% of the risk to American Hallmark Insurance Company ("AHIC") via a 100% Quota Share Reinsurance Agreement between S&C and AHIC.

                   To administer this sales program, S&C has also entered into a General Agency Agreement with an affiliate of AHIC, Brokers General, Inc. now known as American Hallmark General Agency, Inc. ("AHGA"). AHGA acts as the administrator of the program, appoints agents, processes policies, returns unearned premium upon cancellation of policies, including financed policies, and settles and pays claims.

                   AHIC in turn reinsures 50-75% of its risk related to these policies through Dorinco Reinsurance Company ("Dorinco"). The reinsurance is accomplished through a Quota Share Retrocession Agreement.

                   Dorinco has also entered into a Guaranty Agreement with S&C, providing for direct performance and payment by Dorinco in the event AHIC fails to perform any of its duties and obligations or fails to make timely payment to S&C.

                   Finance contracts originated under the above described structure shall be eligible. Further, if AHIC maintains reinsurance treaties that accept a quota share of the insurance risk and guarantee the full performance similar to those currently existing with companies that are rated "A" or better by A.M. Best and have a Financial Size Category Class of V there shall be no concentration limitations.

      8. Agreement Ratification: All terms, conditions and covenants of the Agreement, not otherwise modified herein, are hereby ratified and confirmed and this Modification, when executed by the parties hereto, shall become a part of the Agreement and shall have the same force and effect as if the terms and conditions hereof were originally incorporated in the Agreement prior to the execution thereof.

      IN WITNESS WHEREOF, this Modification Agreement is executed by the undersigned parties as of the day and year first set forth above.


                               SELLER:

                               HALLMARK FINANCIAL CORPORATION

                               By:  /s/ Linda H. Sleeper
                               -------------------------
                               Name:  Linda H. Sleeper
                               Title: President & Chief Executive Officer


                               FPF, INC.

                               By:  /s/ Bruce I. Lundy
                               -----------------------
                               Name:  Bruce I. Lundy
                               Title: President